UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): May 26, 2017 (May 25, 2017)

___________________

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2017, MOCON, Inc. (the “Company” or “MOCON”) held its annual meeting of shareholders. At the annual meeting, the shareholders of the Company (i) elected the nine persons named below to serve as directors of the Company, (ii) approved a non-binding advisory proposal on the Company’s executive compensation, and (iii) ratified the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The final results of the shareholder vote on each matter brought before the meeting were as follows:

	For	Against/Withhold	Abstain	Broker Non-Vote
1. Election of Directors
Robert L. Demorest	3,393,682	56,118	—	1,914,506
Robert F. Gallagher	3,408,160	41,640	—	1,914,506
Bradley D. Goskowicz	3,399,990	49,810	—	1,914,506
Kathleen P. Iverson	3,408,399	41,401	—	1,914,506
Tom C. Thomas	3,395,317	54,483	—	1,914,506
David J. Ward	3,404,698	45,102	—	1,914,506
Paul Zeller	3,403,215	46,585	—	1,914,506

2.     Advisory proposal on the Company’s executive compensation.

For:	3,303,154
Against:	122,359
Abstain:	24,287
Broker Non-Vote:	1,914,506

3.     Ratification of Independent Registered Public Accounting Firm

For:	5,332,416
Against:	14,085
Abstain:	17,805
Broker Non-Vote:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: May 26, 2016	By:	/s/ Elissa Lindsoe
Elissa Lindsoe
Chief Financial Officer,
Treasurer and Secretary

3